UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2006
PREMIUM STANDARD FARMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51347 (Commission File Number)	43-1455411 (IRS Employer Identification No.)
805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105
(Address of principal executive offices)
(816) 472-7675
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On September 17, 2006, Premium Standard Farms, Inc. (“PSF”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Smithfield Foods, Inc. (“Smithfield”) and KC2 Merger Sub, Inc., a wholly owned subsidiary of Smithfield (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into PSF, with PSF as the surviving corporation of the merger (the “Merger”). As a result of the Merger, PSF will become a wholly owned subsidiary of Smithfield and each outstanding share of PSF common stock will be converted into the right to receive 0.678 of a share of Smithfield common stock and $1.25 in cash. Under limited circumstances, Smithfield may increase by up to $1.00 in cash the ratio of cash to common stock in the merger consideration. PSF has made customary representations and warranties and covenants in the Merger Agreement, including, among others (i) not to solicit acquisition proposals or, subject to certain exceptions, furnish information or enter into discussions or negotiations with third parties regarding acquisition proposals, (ii) to cause a meeting of PSF’s stockholders to be held to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions, for PSF’s board of directors to recommend that PSF stockholders adopt the Merger Agreement. Consummation of the Merger is subject to customary closing conditions, including approval of the Merger Agreement by PSF’s stockholders, the expiration of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended, and the absence of certain legal impediments to the consummation of the Merger. The Merger Agreement further provides that PSF will be required, in the event the Merger Agreement is terminated under certain specified circumstances, to pay a fee of $27,381,000, and that Smithfield will be required to pay PSF a fee of $100,000,000 if the Merger Agreement is terminated under certain specified circumstances because of the inability to obtain approval under antitrust laws.
A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Voting Agreement
Concurrently with the execution of the Merger Agreement, ContiGroup Companies, Inc. (“ContiGroup”), in its capacity as a stockholder of PSF, entered into a Voting Agreement with Smithfield and PSF with respect to the shares of PSF common stock owned by ContiGroup. At the time of signing, the outstanding shares of PSF common stock owned by ContiGroup represented approximately 39% of PSF’s outstanding shares. Under the Voting Agreement, subject to the terms thereof, ContiGroup has agreed to vote its shares of PSF common stock at the meeting of stockholders of PSF to be held to vote on adoption of the Merger Agreement in favor of the adoption of the Merger Agreement, and against any proposal made in opposition to, or in competition with, the Merger. ContiGroup’s agreement to vote its shares of PSF common stock as described above is subject to limitations if the PSF board of directors changes its recommendation with respect to the merger in connection with a competitive takeover bid by a third party, in which case ContiGroup is required to vote in favor of the merger only a number of shares equal to 32% of the outstanding shares of PSF common stock, with the remaining shares being required to be voted proportionate to the manner in which all other shares of PSF common stock not beneficially owned by ContiGroup are voted at the special meeting to approve the Merger Agreement. The Voting Agreement also prohibits the transfer of PSF’s securities by ContiGroup. In the event the Merger Agreement is terminated in accordance with its terms, the Voting Agreement will terminate as well. In certain circumstances, ContiGroup has agreed to pay Smithfield an amount equal to 50% of ContiGroup’s profit from the transfer of ContiGroup’s shares covered by the Voting Agreement if a termination fee is payable to PSF in connection with the termination of the Merger Agreement.
A copy of the Voting Agreement is attached as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Smithfield has an unrelated business relationship with ContiGroup relating to their formation of the Five Rivers Ranch Cattle Feeding LLC that is described in Smithfield’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006.
Additional Information and Where to Find It
This communication is being made in respect of the proposed merger transaction involving Smithfield Foods, Inc., Premium Standard Farms, Inc. and KC2 Merger Sub, Inc. In connection with the proposed transaction, Smithfield will file with the SEC a registration statement on Form S-4 and PSF will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to PSF’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Smithfield and PSF, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia, Attention: Investor Relations (212) 758-2100, or to Premium Standard Farms, Inc., 805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105 Attention: Investor Relations (816) 472-7675.
Smithfield, PSF and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Smithfield’s directors and executive officers is available in Smithfield’s proxy statement for its 2006 annual meeting of stockholders and Smithfield’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 31, 2006 and June 30, 2006, respectively, and information regarding PSF’s directors and executive officers is available in PSF’s proxy statement for its 2006 annual meeting of stockholders and PSF’s 2006 Annual Report on Form 10-K, which were filed with the SEC on July 21, 2006 and May 31, 2006, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of September 17, 2006, among Smithfield Foods, Inc., KC2 Merger Sub, Inc. and Premium Standard Farms, Inc.

99.1	Voting Agreement, dated as of September 17, 2006, by and among Smithfield Foods, Inc., ContiGroup Companies, Inc. and Premium Standard Farms, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.
Date: September 19, 2006	By:	/s/ Stephen A. Lightstone
		Name:	Stephen A. Lightstone
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description
2.1	Agreement and Plan of Merger, dated as of September 17, 2006, among Smithfield Foods, Inc., KC2 Merger Sub, Inc. and Premium Standard Farms, Inc.

99.1	Voting Agreement, dated as of September 17, 2006, by and among Smithfield Foods, Inc., ContiGroup Companies, Inc. and Premium Standard Farms, Inc.